EXHIBIT 23.2





                    CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference into this Registration
Statement on Form S-8 pertaining to 450,000 shares of the Common Stock, $.10 par value, of Global Marine Inc. of our report, which includes an explanatory paragraph that describes the Company's adoption of the method of accounting for income taxes and the method of accounting for postretirement benefits other than pensions prescribed by Statements of Financial Accounting Standards
Nos. 109 and 106, respectively, dated February 19, 1993, on our audits of the consolidated financial statements and our report dated February 19, 1993, on our audits on the consolidated financial statement schedules of Global Marine Inc. and subsidiaries, as of December 31, 1992 and 1991, and for each of the three years ended December 31, 1992.


                                        Coopers & Lybrand



Houston, Texas
             , 1994


















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